UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Information

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). SoftVest LP will furnish the Proxy Statement to holders of Shares, together with a WHITE proxy card. INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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The following is a copy of a press release made available by SoftVest LP on April 11, 2019:

SOFTVEST, L.P., HORIZON KINETICS LLC, AND ART-FGT FAMILY PARTNERS ISSUE OPEN LETTER TO TRUSTEES OF TEXAS PACIFIC LAND TRUST

Urge Trustees to Restore a Civil Discourse Around the Upcoming Election, Stop Spending Shareholders’ Money on Social Media Ads

DALLAS (April 11, 2019) – SoftVest, L.P., Horizon Kinetics LLC and ART-FGT Family Partners, which collectively beneficially own over 25% of the outstanding shares of Texas Pacific Land Trust (NYSE: TPL), issued today the following open letter to the Trustees of TPL:

Dear Trustees,

TPL has proudly commenced a paid social media campaign in connection with the upcoming special meeting of TPL shareholders to elect one trustee.  Only yesterday, TPL filed with regulators TEN forms of advertisement that TPL is placing on paid social media platforms.  In case you have not reviewed them, we reproduce a small sample at the end of this note.

We are very much supportive of the free flow of information, but would like to raise a couple of points:

1.  Who is paying for all of this? Is management paying out of their own pocket for this media extravaganza, which includes an expensive website, designers, PR advisors and now a social media campaign?  We would love to be proven wrong, but we assume it is us shareholders that are paying for it.

To put things in perspective, given the limited insider share ownership, for every $1,000,000 that you spend on legal, PR, financial advisors, social media ads, etc., over $250,000 comes out of the undersigned “dissident’s” pocket.  Only $206.26 comes out of management’s pocket.  In our view, this makes no sense.1

We believe buying back shares is a better investment than Google ads.

2. Why do you feel so compelled to use hyperbole and demonize your large long-term shareholders?  Is the election of one trustee really “a storm on the horizon”?  How are we “self serving”?  And how exactly are we putting our own interests “before those of other shareholders”?

We have previously asked you that this upcoming election be about substantive ideas about the future of TPL.  We urge you Trustees to be an “adult in the room,” restore a civil discourse, and immediately stop the reckless waste of our money.

[1]
We note that part of your campaign highlights that we have reserved our right to seek reimbursement of our expenses if Mr. Oliver is elected by shareholders.  But you fail to point out that the two incumbent Trustees, who will constitute a majority in number of Trustees if Mr. Oliver is elected, can simply veto such reimbursement if they do not deem it appropriate as fiduciaries.  Conversely, are you planning to personally reimburse the Trust for its expenses leading to the special meeting if General Cook is not elected?

It is our sincere hope that if Eric is elected you will be prepared to work collaboratively with him for the benefit of all shareholders.  We firmly believe Eric is ready to do so.

We have no reason to doubt that your nominee, General Cook, is a very honorable individual, and we thank him for his service to our Nation.  But shareholders need more than a string of sound bites, which in our view is all shareholders have gotten from you so far about why they should elect the General as trustee.

We believe it would be a more productive use of technology and shareholder money to, for example, host an online town hall meeting where General Cook and Mr. Oliver can share their thoughts about TPL and take live questions from shareholders.  We are fortunate to have a diverse and highly sophisticated shareholder base that in our view is hungry to learn more about the nominees and the future of the Company.  We hope you agree with us that such free exchange of ideas and information would be more beneficial to all constituencies than wasting more shareholder money on social media ads like the ones below.

We look forward to hearing from you.

Sincerely,

SOFTVEST, L.P.	HORIZON KINETICS LLC	ART-FGT FAMILY PARTNERS

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Sample TPL Management Social Ads (filed by TPL with the Securities and Exchange Commission on April 10, 2019):

“Advertisement 2 (Facebook.com)

There’s a storm on the horizon. Texas Pacific Land Trust and its legacy of value creation are under threat by a dissident group putting its own interests before those of other shareholders.
Retired 4-star General Donald Cook is the ONLY candidate who will advance TPL’s strategy for the benefit of ALL shareholders.
Make your voice heard. Vote FOR General Cook on the BLUE card.
Protect your Trust. Trust General Cook.”

“Advertisement 5 (Twitter.com)
There’s a storm on the horizon. TPL is under threat by a dissident, self-serving group. General Don Cook is the ONLY candidate who will advance TPL’s strategy for ALL shareholders.
Make your voice heard. Vote FOR Cook on the BLUE card.
Protect your Trust.”
***

IMPORTANT INFORMATION

SoftVest, L.P. (“SoftVest LP”) has filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Murray Stahl, Horizon Asset Management LLC, Kinetics Advisers, LLC, and Kinetics Asset Management LLC may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.